INTEGRITY STOCK TRANSFER
2920 N. GREEN VALLY PARKWAY
BLDG 5 - SUITE 527
HENDERSON, NV 89014

IST

FAX TRANSMITTAL

TO:	Michael Hawkins - Alternative Construction Company, Inc.
FAX #:	(321) 308-0320
RE:	Transfer Agent assignment
DATE:	October 28, 2006
PAGES:	2

Michael,

This will confirm our appointment as transfer agent for Alternative Construction Company, Inc. A copy of the signature page of the TA agreement is attached for your records.

This will also confirm that we have registered Alternative Construction Company as a DTC "FAST" issue which provides the ability to "DWAC" shares (electronically deposit new shares) as we discussed previously.

I will be contacting Madison Stock Transfer to arrange the transfer of your records and to get copies of the shareholder reports for each of your stock issues and to have the inventory of blank certificates sent to us. We will develop some interim certificates for use until the existing ones are received from Madison.

The Depository Trust will take approximately three to five days to update their systems with the new transfer agent status and to coordinate the conversion of the physical Alternative Construction certificates to electronic entry.

If you have any questions regarding this, please do not hesitate to let me know.

Thank you for selecting Integrity, Michael. I look forward to working with you.

Don Maddalon
President

From the desk of...**Don Maddalon**
Integrity Stock Transfer -
2920 N. Green Valley Pkwy - Bldg 5 - Suite 527, Henderson, NV 89014
Phone 702 317-7757 - Fax: 702 796-5650 | don@integritynevada.net

TERMS

All invoices are Net 30 Days. A 1.5% per month, 18% per annum, service charge will be added on all past due amounts. All collection/attorney fees incurred by **IST** will be billed accordingly.

The agreement may be terminated by either party upon giving 30 days prior written notice thereof to the other at its last address of record, but no termination shall effect the obligation of the Corporation to pay for services rendered prior to the effective date of such termination. **IST** will surrender to the Corporation all records and documents of the Corporation upon receipt of a corporate resolution terminating **IST** and its agents, and upon payment of all fees owed **IST**.

IST's services shall be performed principally in the State of Nevada, and this agreement shall be construed and enforced in accordance with the laws of the State. This agreement shall be binding upon and inure to the benefit of the parties, their transferees, successors, and assigns. In the event any suit or action is brought to collect any sums due hereunder, or to enforce any of the provisions of this agreement, the prevailing party shall be entitled to collect such reasonable attorney fees and costs as may be awarded by the court upon any trial or appeal therefrom.

IN WITNESS WHEREOF, the parties have executed this Agreement on the

20th Day of October 20 06.

For **IST**

INTEGRITY STOCK TRANSFER & REGISTRAR,
a Nevada corporation.

By: [signature]
Signature

M. MADDALON, PRESIDENT
Print Name/Title

(702) 317-7757 (702) 796-5650
Phone FAX

For The Corporation

ALTERNATIVE CONSTRUCTION COMPANY, INC.

By: [signature]
Signature

MICHAEL W. HAWKINS, CEO
Print Name/Title

321-308-0834 321-308-0320
Phone FAX